UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 9, 2007

ASCENDIA BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-25900	75-2228820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey	08619
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code):	(609) 219-0930

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2007, Ascendia Brands, Inc. (“Registrant”) and its subsidiaries Ascendia Brands Co., Inc. (“ASBCO”) and Lander Intangibles Corporation (“LIC”) acquired from Coty Inc. and certain of its affiliates (collectively, “Coty”) the Calgon and the Healing Garden brands (the “Brands”) and certain brand-related assets (the “Coty Transaction”). The purchase price of $125 million (prior to certain closing adjustments), consisted of $95 million in cash, a $20 million subordinated note (the “Seller Note”) and the balance in the Registrant’s common stock to be issued to Coty thirty days after the closing date. The cash portion of the purchase price was decreased by $4.9 million at closing to reflect certain liabilities assumed by ASBCO. The purchase price may be further decreased or increased dollar for dollar to the extent that the book value of the inventory purchased as of the closing date is five percent less than or more than, respectively, the value of the inventory after a post-closing physical inventory count. The Seller Note is subordinated to our senior indebtedness referred to below, matures on September 9, 2012 and bears interest at the rate of 17.50% per annum, provided that from and during the continuance of certain defaults under the Registrant’s senior indebtedness, such interest rate will increase to 19.75% per annum. Unless each of the Registrant’s senior lenders agree otherwise, interest on the Seller Note is required to be capitalized.

In connection with the closing of the Coty Transaction, ASBCO and Coty US LLC (“Coty US”) entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which, for a period of 120 days following the closing date, Coty US will provide certain marketing, sales, inventory, distribution, finance, IT and research and development services for ASBCO for a consideration of $710,000 per month, plus certain personnel costs. In addition, on February 9, 2007 ASBCO and Coty US entered into a Manufacturing Agreement (the “Manufacturing Agreement”) pursuant to which, for a period of one year (unless earlier terminated by the parties), Coty US will produce Brand products for sale by ASBCO.

In connection with the financing of the Coty Transaction, the Registrant and its subsidiaries entered into the following financing arrangements:

(1)    First Lien Facility:         The Registrant, each of its domestic subsidiaries, certain lenders and Wells Fargo Foothill, Inc. (“WFF”), as arranger and administrative agent, entered into that certain Credit Agreement dated as of February 9, 2007 (the “First Lien Credit Agreement”) providing a $110 million credit facility, comprised of a term loan A-1 of $40 million (the “Term Loan A-1”), a term loan A-2 of $40 million (the “Term Loan A-2”) and a revolving line of credit of up to $30 million (the “Revolver”), each for a term of five years (the Term Loan A-1, the Term Loan A-2 and the Revolver, collectively, the “First Lien Facility”).

At the Registrant’s option, borrowings under the First Lien Facility are based on either LIBOR or prime rate. Initially, the Revolver interest rate is 275 basis points above LIBOR for LIBOR borrowings and 175 basis points above the prime rate for base rate borrowings, the Term Loan A-1 interest rate is 375 basis points above LIBOR for LIBOR borrowings and 275 basis points above the prime rate for base rate borrowings and the Term Loan A-2 interest rate is 675 basis points above LIBOR for LIBOR borrowings and 575 basis points above the prime rate for base rate borrowings. The interest rates under the Revolver, Term Loan A-1 and Term Loan A-2 may be reduced based on the Registrant’s senior secured indebtedness ratio. Interest on the principal amount of loans outstanding under the First Lien Facility is payable monthly, in arrears. The Registrant’s borrowings under the Revolver are limited to 85% of the Registrant’s and certain of its subsidiaries’ eligible receivables and the lower of $20 million and 65% of the Registrant’s and certain of its subsidiaries’ eligible inventory. During the term of the First Lien Facility, the Registrant will pay its Revolver lenders a fee equal to the product of 0.375% per annum and the unused portion of the Revolver. The First Lien Facility requires that the Registrant make annual payments in the amount of 75% (or 50% if certain conditions are met) of its excess cash flow, if any, commencing after the delivery of Registrant’s financial statements for its fiscal year ended February 28, 2008 and prepayments corresponding to the net proceeds of certain asset sales and insurance not reinvested in the business, certain debt and equity issuances and, in the event the amount outstanding under the First Lien Credit Facility exceeds 3.00 times trailing twelve month pro forma EBITDA, the amount of such excess. Certain of thes e prepayments may result in a permanent reduction of the Revolver commitment.

The Registrant’s obligations under the First Lien Facility are guaranteed by its Canadian subsidiary and secured by a lien on substantially all of its and its subsidiaries’ assets (including a mortgage on the Binghamton facility owned by the Registrant’s subsidiary, Ascendia Real Estate LLC (“ARE”)), and pledges of all of the shares of capital stock or other equity interests of its subsidiaries. The First Lien Facility contains financial covenants (requiring the Registrant and its subsidiaries to meet minimum EBITDA requirements, debt coverage tests, minimum leverage and liquidity tests) and restrictions on capital expenditures, the incurrence of additional debt, the creation of liens, the Registrant’s payment of dividends, acquisitions, asset sales and other affirmative and negative covenants customarily contained in debt agreements of this type. The First Lien Facility contains events of default customary for debt agreements of this type. Proceeds of the First Lien Facility were or will be used to finance the Coty Transaction, refinance portions of the Registrant’s existing indebtedness, finance working capital, capital expenditures and general corporate purposes and pay transaction fees, costs and expenses. As of February 9, 2007, the Registrant had borrowed the full amount of the Term Loan A-1 and the Term Loan A-2 and had not borrowed any money under the Revolver.

(2)           Second Lien Facility:         The Registrant, each of its domestic subsidiaries, certain lenders, WFF, as collateral agent, and Watershed Administrative, LLC, as administrative agent, entered into that certain Second Lien Credit Agreement dated as of February 9, 2007 (the “Second Lien Credit Agreement”) providing a $50 million credit facility comprised of a term loan (the “Term Loan B” or the “Second Lien Facility”). The maturity date of the Second Lien Facility is March 9, 2012. At the Registrant’s option, borrowings under the Second Lien Facility are based on either LIBOR or prime rate. The Term Loan B interest rate is 900 basis points above LIBOR for LIBOR borrowings and 750 basis points above the prime rate for base rate borrowings. Interest on the Term Loan B is payable quarterly, in arrears. The Second Lien Credit Agreement requires that the Registrant, to the extent such payments have been waived under the First Lien Facility or funds are available therefor after payment is made under the First Lien Facility, make mandatory prepayments corresponding to 75% (or 50% if certain conditions are met) of its excess cash flow, if any, and the net proceeds of certain asset sales and insurance not reinvested in the business, certain debt and equity issuances and, in the event the amount outstanding under the First Lien Credit Facility exceeds 3.00 times trailing twelve month pro forma EBITDA, the amount of such excess.

The Registrant’s (and its domestic subsidiaries’) obligations under the Second Lien Credit Agreement are guaranteed by its Canadian subsidiary and secured by a second priority lien on substantially all of its and its subsidiaries’ assets (including a subordinated mortgage on the Binghamton facility owned by ARE) and pledges of all of the shares of capital stock or other equity interests of its subsidiaries. The Second Lien Credit Agreement contains financial covenants requiring the Registrant and its subsidiaries to meet minimum EBITDA requirements, debt coverage tests and minimum leverage and liquidity tests. It also contains restrictions on capital expenditures, the incurrence of additional debt, the creation of liens, the Registrant’s payment of dividends, acquisitions, asset sales and other affirmative and negative covenants customarily contained in debt agreements of this type. The Second Lien Credit Agreement contains events of default customary for debt agreements of this type. The proceeds of the Second Lien Credit Agreement were used finance a portion of the Coty Transaction.

As of February 9, 2007, the Registrant had borrowed the full amount of the Second Lien Facility.

(3)           Third Lien Securities Purchase Agreements and Notes:         On February 9, 2007 the Registrant issued and sold $86 million of its secured convertible notes (the “Notes”) to Prencen Lending LLC (“Prencen Lending”) and Watershed Capital Partners, L.P. and Watershed Institutional Partners, L.P. (together, “Watershed”). $76 million in aggregate principal amount of the Notes were issued in exchange for $76 million in principal amount of the Prior Notes (as defined below) pursuant to a Third Amended and Restated Securities Purchase Agreement (the “Prencen Securities Purchase Agreement”) dated as of February 9, 2007, among the Registrant, Prencen Lending and Prencen LLC (“Prencen”) and $10 million in aggregate principal amount of the Notes were issued and sold pursuant to a Securities Purchase Agreement , dated as of February 9, 2007, among the Registrant and Watershed (the “Watershed Securities Purchase Agreement” and together with the Prencen Securities Purchase Agreement, the “Securities Purchase Agreements”).

Pursuant to the Prencen Securities Purchase Agreement, the Registrant redeemed $15 million in principal amount of the Registrant’s senior secured convertible notes (the “Prior Notes”), paid $4,372,077 in accrued interest on the Prior Notes and the remaining $76 million in principal amount of the Prior Notes was surrendered and cancelled in exchange for the $76 million in principal amount of secured convertible notes issued pursuant to the Prencen Securities Purchase Agreement. The cash proceeds from the sale of the Notes were applied to pay a portion of the purchase price in the Coty Transaction and for general corporate purposes. In connection with the redemption of the Prior Notes, the Registrant paid redemption fees of $750,000.

The Notes are secured by a third lien on substantially all of the Registrant’s and its domestic subsidiaries’ assets and guaranteed by all of the Registrant’s subsidiaries. The Notes mature on December 30, 2016 (subject to certain put and call rights described below) and will bear interest at the rate of 9% per annum (subject to increase to up to 15% upon the occurrence or non-occurrence of certain events), payable monthly, in arrears. The interest payable on the Notes will be capitalized.

Any portion of the balance due under the Notes will be convertible at any time, at the option of the holders(s), into the Registrant’s Common Stock (the “Conversion Shares”) at a price of $0.42 per share (subject to certain anti-dilution adjustments), provided that a holder may not, except in accordance with the terms of the Notes, convert any amounts due under the Notes if and to the extent that, following such a conversion, such holder and its affiliates would collectively beneficially own more than 9.99% of the aggregate number of shares of the Registrant’s Common Stock outstanding following such conversion. In addition, the Registrant may require the exchange of up to $40 million in principal amount of the Notes then outstanding for shares of a newly created series of convertible preferred stock on terms acceptable to the Registrant and the holders of a majority in principal amount of the Notes, for a 15% exchange fee, payable in cash, if necessary to maintain the Registrant’s stockholder equity at the level required pursuant to the continued listing requirements of the American Stock Exchange.

At any time after the eighth anniversary of the issuance of the Notes, the Registrant or any holder may redeem all or any portion of the balance outstanding under the Notes at a premium of 7%. The Notes are redeemable by the holder(s) of at least a majority in principal amount of the Notes at any time upon the occurrence of an event of default or by any holder upon a change in control of the Registrant (as defined in the Notes), at a premium of 25% and 20%, respectively.

The Notes rank pari passu with each other and junior to the First Lien Facility and the Second Lien Facility.

The full principal amount of the Notes is not convertible into Conversion Shares until twenty days after an information statement on Schedule 14C has been mailed to the Registrant’s stockholders describing, among other things, an action by consent that was taken by certain of the Registrant’s stockholders approving the conversion of the Notes as required by the rules of the American Stock Exchange and to the extent that the Registrant’s authorized capital is insufficient to enable the Registrant to issue Conversion Shares, approving an amendment to the Registrant’s certificate of incorporation to increase the number of authorized shares to such amount as is necessary to enable the conversion of the Notes into Conversion Shares.

At the Closing, the Registrant entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of Watershed, Prencen and Prencen Lending with respect to the Conversion Shares, Warrant Shares (as defined in the Registration Rights Agreement), the Preferred Conversion Shares (as defined in the Registration Rights Agreement) and any of Registrant’s Common Stock currently held or subsequently acquired by Watershed, Prencen or Prencen Lending (the “Registrable Securities”). Under the Registration Rights Agreement, the Registrant is required to file a registration statement with respect to the Registrable Securities by June 30, 2007 and to use its best efforts to have such registration statement declared effective not later than 60 days thereafter (or 90 days after the filing deadline if the registration statement is subjected to a review by the Securities and Exchange Commission). The Registration Rights Agreement contains customary penalties for the failure to comply with such deadlines or to maintain the effectiveness of the registration statement. In addition, Prencen, Prencen Lending and Watershed were granted demand and piggyback registration rights on terms set forth in the Registration Rights Agreement.

At the Closing, the Registrant paid fees and expenses in connection with the transaction (including fees to our lenders and advisors) of approximately $9.0 million.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Seller Note, the Transition Services Agreement, the Manufacturing Agreement, the First Lien Facility, the Second Lien Facility, the Notes, the Securities Purchase Agreements and/or the Registration Rights Agreement and is qualified in its entirety by reference to such agreements, security agreements and guaranties, copies of which are filed herewith as Exhibits to this Current Report on Form 8-K. Except for their status as the contractual documents between the parties with respect to the transactions described therein, none of the above-referenced agreements is intended to provide factual information about the parties and the representations and warranties contained in such documents are made only for purposes of the respective agreements and as of specific dates, are intended solely for the benefit of the parties to the respective agreements, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the respective agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

In addition, the disclosures set forth in Item 5.02(c) below (other than the first two paragraphs of that Item) are incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

On February 9, 2007, ASBCO terminated its Financing Agreement dated as of August 2, 2006 with The CIT Group/Commercial Services, Inc., the $13 million revolving credit facility thereunder and the guaranties and other security agreements and arrangements thereunder. Upon such termination, ASBCO paid CIT a prepayment premium of $130,000.

Also, in connection with the issuance of the Notes as described above in Item 1.01, the Registrant and its subsidiaries (as applicable) terminated (a) the Amended and Restated Registration Rights Agreement, dated as of August 2, 2006, by and among the Registrant, Prencen Lending and Prencen, as amended, (b) the Prior Notes, (c) the Amended and Restated Security Agreement and Amended and Restated Pledge and Security Agreement each dated as of August 2, 2006, by and among the Registrant, Hermes Acquisition Company I LLC (“Hermes”), LIC, Lander Co., Inc. (“Lander”), ARE and Lander Co. Canada Limited (“Lander Canada”) in favor of Prencen Lending, each as amended and reaffirmed, and the joinder agreements thereto, (d) the Amended and Restated Guaranty, dated as of August 2, 2006 by Hermes, LIC, Lander, ARE and Lander Canada in favor of Prencen Lending, as amended and reaffirmed, (e) the Guaranty dated as of August 2, 2006, by ASBCO in favor of Prencen Lending, as amended and reaffirmed, (f) the Second Amended and Restated Registration Rights Agreement, dated as of December 27, 2006 among the Registrant, Prencen and Prencen Lending as amended, (g) the Amendment Agreement (other than certain waivers set forth therein), dated as of December 30, 2006, by and among the Registrant, Prencen and Prencen Lending, and (h) certain other documents described in the Prencen Securities Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposal of Assets

The information set forth in the first two paragraphs of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 2.03 Creation of Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Seller Note, the First Lien Facility, the Second Lien Facility and the Securities Purchase Agreements and Notes is incorporated herein by reference in its entirety.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) In connection with the appointment of a new President and Chief Executive Officer as described in Item 5.02(c) below, Joseph A. Falsetti resigned as the Registrant’s President and Chief Executive Officer, such resignation to be effective as of the Commencement Date (defined in Item 5.02(c) below).

(c) On February 9, 2007, the Registrant appointed Steven R. Scheyer as the Registrant’s new President and Chief Executive Officer, effective as of March 12, 2007 or any earlier date after February 28, 2007 that Mr. Scheyer and the Registrant may agree (the “Commencement Date”), succeeding Joseph A. Falsetti as President and Chief Executive Officer. On February 12, 2007, the Registrant also appointed Mr. Falsetti as the Executive Chairman of the Registrant. Mr. Scheyer and Mr. Falsetti will report to the Registrant’s Board of Directors.

Since 2001, Mr. Scheyer, age 49, has served as President-Wal-Mart Division of Newell Rubbermaid Inc., a global manufacturer and marketer of branded consumer products. As President of Newell Rubbermaid’s Wal-Mart Division, Mr. Scheyer was responsible for managing sales of products to Wal-Mart Stores, Inc. that exceeded $1 billion. Mr. Scheyer has worked closely with Wal-Mart Stores for over 25 years. Mr. Scheyer earned a Bachelor of Arts degree from Pitzer College in Claremont, California. Mr. Scheyer is not a director or nominee of any company required to file reports with the U.S. Securities and Exchange Commission.

Since June 13, 2003, Mr. Falsetti, age 50, has served as Chairman and Chief Executive Officer of the Registrant. Mr. Falsetti has an extensive entrepreneurial background, having established several consumer product companies. He was the founder and former Chairman and CEO of RomTech, a NASDAQ-listed consumer product entertainment company, which grew to become the highest volume distributor/publisher of value software in mass merchant retail, initiating value branding within the category. He also founded and was President and CEO of Galaxy Software, where he developed several leading brands including Picture It™, which was sold to Microsoft Corporation and remains Microsoft’s leading consumer application within the category. Prior to founding these companies, Mr. Falsetti worked for Unisys Corporation, rising to the position of Director of Desktop PCs, responsible for operations of the personal computing hardware, peripherals and related software applications with $200 million in annual sales. Mr. Falsetti received his Bachelor of Science in Mechanical Engineering and his Bachelor of Science in Electrical Engineering degrees from The College of New Jersey. Mr. Falsetti is not a director or nominee of any company (other than the Registrant) required to file reports with the U.S. Securities and Exchange Commission.

Scheyer Employment Agreement. On February 9, 2007, the Registrant and Mr. Scheyer entered into a three-year employment agreement (the “Scheyer Employment Agreement”), pursuant to which Mr. Scheyer will receive a salary of $650,000 per year and a signing bonus of $2,000,000 (the “Signing Bonus”). Pursuant to the Scheyer Employment Agreement, on October 31, 2007, the Registrant will grant Mr. Scheyer an option (the “Scheyer Option”) to purchase a number of shares of the Registrant’s common stock equal to 4% of the Registrant’s outstanding stock as of the Commencement Date (determined on an as-converted, fully diluted basis) with a per share exercise price equal to the fair market value of the Registrant’s common stock on the date of grant. Mr. Scheyer must repay upon demand the entire amount of the Signing Bonus if he does not begin employment with the Registrant on the Commencement Date. If Mr. Scheyer’s employment is terminated prior to the first anniversary of the Commencement Date either by the Registrant for “Cause” or by Mr. Scheyer’s resignation without “Good Reason,” Mr. Scheyer must repay a proportionate amount of the Signing Bonus based upon the remaining portion of the first year following the Commencement Date. Seventy-five percent (75%) of the Scheyer Option is scheduled to become exercisable in three equal annual installments at the end of each of the first three years during the term of the Scheyer Employment Agreement, subject to Mr. Scheyer’s continued employment through the end of the applicable year. The remaining twenty-five percent (25%) of the Scheyer Option is eligible to become exercisable in equal installments at the end of each of the first three years during the term, subject to Mr. Scheyer’s continued employment through the end of the applicable year and the Registrant’s achievement of certain performance targets during the applicable year. Additionally, pursuant to the Scheyer Employment Agreement, on January 1, 2008 the Registrant will pay Mr. Scheyer a cash bonus in the amount of $2,500,000 (the “Special Bonus”), provided that Mr. Scheyer begins employment on the Commencement Date and his employment is not terminated prior to January 1, 2008 either by the Registrant for Cause or by Mr. Scheyer’s resignation other than for Good Reason. The Scheyer Employment Agreement also provides that Mr. Scheyer will be eligible to receive, for each year during the term, an annual cash incentive bonus in an amount ranging from zero to 150% of base salary, based upon achievement of certain performance targets.

Under the Scheyer Employment Agreement, if prior to expiration of the three-year term of employment the Registrant terminates Mr. Scheyer’s employment without Cause or if Mr. Scheyer resigns for Good Reason and Mr. Scheyer signs and delivers to the Registrant, and does not revoke, a release agreement, Mr. Scheyer will be entitled to receive (i) all compensation and benefits accrued to the date of his termination of employment (“Employment Termination Date”), (ii) a lump sum payment equal to six (6) months of his base salary at the rate in effect on the Employment Termination Date, (iii) if an anniversary of the Commencement Date occurs during the period beginning on the day after the Employment Termination Date and ending on the date that is six months after the Employment Termination Date, an amount equal to Mr. Scheyer’s annual bonus for the last year ending prior to the Employment Termination Date (or, if the Employment Termination Date occurs prior to the end of the first year during the term of the Scheyer Employment Agreement, the target amount of his annual bonus), (iv) for a period of eighteen (18) months beginning on the date that is six months and one day following the Employment Termination Date (the “Continuation Period”) payment of (x) his base salary at the rate in effect on the Employment Termination Date plus (y) on each anniversary of the Commencement Date during the Continuation Period an amount equal to Mr. Scheyer’s annual bonus for the last year ending prior to the Employment Termination Date (or, if the Employment Termination Date occurs prior to the end of the first year, the target amount of the annual bonus); and (v) for a period of two years following the Employment Termination Date, continuation of health and life insurance benefits on substantially the same terms as were applicable during the term of the Scheyer Employment Agreement. The continuation of health and life insurance benefits will cease on the date Mr. Scheyer becomes eligible for comparable health and life insurance benefits through subsequent employment. In addition, the Scheyer Option will become exercisable to the extent that it would have become exercisable if Mr. Scheyer’s term of employment had continued until the earlier of the scheduled expiration of his term of employment or the first anniversary of the Employment Termination Date and any applicable performance targets for the year in which the Employment Termination Date occurred were met, and will remain exercisable until the first anniversary of the Employment Termination Date.

If Mr. Scheyer’s employment terminates due to his death or “Disability,” Mr. Scheyer (or in the event of his death, his beneficiary or legal representative) will be entitled to all compensation and benefits accrued through the Employment Termination Date and, if his termination occurs during the first year or the Registrant’s actual EBITDA for the year in which termination occurs is greater than 80% of the EBITDA target for such year, Mr. Scheyer will be paid a prorated annual incentive bonus for that year based upon the number of days in that year included in the term of the Scheyer Employment Agreement. In addition, the Scheyer Option will become exercisable and remain exercisable in the same manner as if Mr. Scheyer’s employment were terminated by the Registrant without Cause or by Mr. Scheyer’s resignation for Good Reason as described above. If Mr. Scheyer’s employment is terminated for Cause or by his resignation other than for Good Reason, Mr. Scheyer will be entitled to all compensation and benefits accrued through the Employment Termination Date.

Mr. Scheyer’s Lock-Up Agreement. On February 9, 2007, the Registrant and Mr. Scheyer entered into a lock-up agreement (the “Lock-Up Agreement”), pursuant to which Mr. Scheyer has agreed not to (i) sell, pledge or otherwise transfer the Scheyer Option or any shares of common stock of the Registrant underlying the Option or any securities received as a distribution on the Scheyer Option (collectively, the “Securities”) or (ii) enter into any swap or any other agreement or transaction that transfers the economic consequences of ownership of the Securities during the period starting on the Commencement Date and ending on the second anniversary of the Commencement Date. If Prencen LLC, Prencen Lending LLC or any other affiliate of Prentice Capital Management, LP (collectively, “Prentice”) sells any shares of the Registrant’s common stock (a “Prentice Transfer”) pursuant to an effective registration statement or under Rule 144 of the Securities Act of 1933, as amended, then Mr. Scheyer will be entitled to transfer, free of restriction under the Lock-Up Agreement but only following the one year anniversary of the date of the Lock-Up Agreement, a number of shares of the Registrant’s common stock equal to the product determined by multiplying the Transfer Percentage (as defined below) by the number of shares of the Registrant’s common stock (on an as-if exercised basis with respect to any vested options) held by Mr. Scheyer at the time of the Prentice Transfer. “Transfer Percentage” means, with respect to any Prentice Transfer, the percentage determined by dividing the number of shares of the Registrant’s common stock sold by Prentice pursuant to a Prentice Transfer by the total number of shares of the Registrant’s common stock owned by Prentice, on an as-converted, fully-diluted basis (and without giving effect to any limitations on conversion or exercise contained in any convertible or exercisable securities held by Prentice), immediately prior to such Prentice Transfer.

Mr. Falsetti’s Employment Agreement. On February 12, 2007, the Registrant and Mr. Falsetti entered into a three-year employment agreement (the “Falsetti Employment Agreement”), which becomes effective as of the Commencement Date. Pursuant to the Falsetti Employment Agreement, Mr. Falsetti will receive a salary of $500,000 per year and a value creation bonus of $750,000. In addition, pursuant to the Falsetti Employment Agreement, on October 31, 2007 the Registrant will grant Mr. Falsetti a fully vested option (the “Falsetti Option”) to purchase a number of shares of the Registrant’s common stock equal to 2% of the Registrant’s outstanding stock as of the Commencement Date (determined on an as-converted, fully diluted basis) with a per share exercise price equal to the fair market value of the Registrant’s common stock on the d ate of grant. The Falsetti Employment Agreement also provides that Mr. Falsetti will be eligible to receive, for each year during the term of the agreement, an annual cash incentive bonus ranging from zero to 150% of his base salary depending on the Registrant’s achievement of certain performance targets.

Under the Falsetti Employment Agreement, if prior to expiration of the three-year term of employment the Registrant terminates Mr. Falsetti’s employment without Cause or Mr. Falsetti resigns for Good Reason and Mr. Falsetti signs and delivers to the Registrant, and does not revoke, a release agreement, Mr. Falsetti will be entitled to receive (i) all compensation and benefits accrued to the Employment Termination Date, (ii) a lump sum payment equal to six (6) months of his base salary at the rate in effect on the Employment Termination Date, (iii) if an anniversary of the Commencement Date occurs during the period beginning on the day after the Employment Termination Date and ending on the date that is six months after the Employment Termination Date, an amount equal to Mr. Falsetti’s annual bonus for the last year ending prior to the Employment Termination Date (or, if the Employment Termination Date occurs prior to the end of the first year during the term of the Falsetti Employment Agreement, the target amount of his annual bonus), (iv) for a period of eighteen (18) months beginning on the date that is six months and one day following the Employment Termination Date (the “Continuation Period”) payment of (x) his base salary at the rate in effect on the Employment Termination Date plus (y) on each anniversary of the Commencement Date during the Continuation Period an amount equal to Mr. Falsetti’s annual bonus for the last year ending prior to the Employment Termination Date (or, if the Employment Termination Date occurs prior to the end of the first year, the target amount of the annual bonus); and (v) for the remainder of Mr. Falsetti’s life, (x) Registrant provided medical, dental, and vision insurance coverage, for himself and for his spouse and dependent children (“Health Insurance Benefits”) or (y) reimbursement of the cost to Mr. Falsetti of obtaining comparable Health Insurance Benefits. The Registrant’s obligation to provide Health Insurance Benefits (or reimbursement in lieu of Health Insurance Benefits) will be suspended during any period that the Executive is eligible for comparable Health Insurance Benefits in connection with subsequent employment. In addition, the Falsetti Option will remain exercisable until the earlier of the first anniversary of the Employment Termination Date and the Falsetti Option’s scheduled expiration date.

If Mr. Falsetti’s employment terminates due to his death or Disability, Mr. Falsetti (or in the event of his death, his beneficiary or legal representative) will be entitled to all compensation and benefits accrued through the Employment Termination Date. Mr. Falsetti also will be entitled to receive Health Insurance Benefits, or reimbursement in lieu of Health Insurance Benefits, in the same manner as if his employment had been terminated by the Registrant without Cause or by his resignation for Good Reason as described above. In addition, the Falsetti Option will remain exercisable until the earlier of the first anniversary of the Employment Termination Date and the Falsetti Option’s scheduled expiration date. If Mr. Falsetti’s employment is terminated for Cause, by his resignation without Good Reason, or by reason of his death or Disability, Mr. Falsetti will be entitled to all compensation and benefits accrued through the Employment Termination Date.

Incorporation by Reference. The foregoing description in this Item 5.02(c) of Mr. Scheyer’s and Mr. Falsetti’s employment agreements and the Lock-up Agreement does not purport to be complete and is qualified in its entirety by reference to Mr. Scheyer’s and Mr. Falsetti’s employment agreements and the Lock-up Agreement filed herewith as Exhibits 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

(d) Not applicable.

(e) The disclosures set forth in Item 5.02(c) above (other than the first four paragraphs of that Item) are incorporated by reference into this Item 5.02(e).

(f) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Description of Exhibit
4.1

Credit Agreement dated as of February 9, 2007, among Ascendia Brands, Inc. (the “Registrant”), its domestic subsidiaries signatory thereto, certain lenders, and Wells Fargo Foothill, Inc. (“WFF”), as arranger and administrative agent

4.2	Security Agreement dated as of February 9, 2007 among the Registrant, the other grantors signatory thereto and WFF, as agent
4.3	Guarantee dated as of February 9, 2007 by Lander Co. Canada Limited (“Lander Canada”) in favor of WFF, as agent
4.4	General Security Agreement dated as of February 9, 2007 by Lander Canada in favor of WFF, as agent
4.5

Second Lien Credit Agreement dated as of February 9, 2007 among the Registrant, its domestic subsidiaries signatory thereto, the lenders signatory thereto, WFF, as collateral agent, and Watershed Administrative, LLC (“Watershed LLC”), as administrative agent

4.6	Mortgage dated as of February 9, 2007 by Ascendia Real Estate LLC (“ARE”) in favor of WFF, as collateral agent
4.7	Security Agreement dated as of February 9, 2007 among the Registrant, its domestic subsidiaries signatory thereto, WFF, as collateral agent and Watershed LLC, as administrative agent.
4.8	Guarantee dated as of February 9, 2007 by Lander Canada in favor of WFF, as administrative agent
4.9	General Security Agreement dated as of February 9, 2007 by Lander Canada in favor of WFF, as administrative agent and collateral agent

4.10	Subordinated Mortgage dated as of February 9, 2007 by ARE in favor of WFF, as collateral agent, and Watershed LLC, as administrative agent
4.11	Third Amended and Restated Securities Purchase Agreement dated as of February 9, 2007 among the Registrant, Prencen LLC (“Prencen”) and Prencen Lending LLC (“Prencen Lending”)
4.12	Securities Purchase Agreement dated as of February 9, 2007 among the Registrant, Watershed Capital Partners, L.P. and Watershed Capital Institutional Partners, L.P. (together, “Watershed”)
4.13	Form of Secured Convertible Note
4.14	Security Agreement dated as of February 9, 2007 among the Registrant, the other signatories thereto and WFF, as collateral agent
4.15	Guaranty, dated as of February 9, 2007 among the subsidiaries of the Registrant signatory thereto, Prencen Lending and Watershed
4.16	Guarantee dated as of February 9, 2007 by Lander Canada in favor of Prencen Lending, Watershed and WFF, as collateral agent
4.17	Subordinated Note dated February 9, 2007 by the Registrant in favor of Coty Inc.
10.1	Transition Services Agreement dated as of February 9, 2007 between Ascendia Brands, Co., Inc. (“ASBCO”) and Coty US LLC
10.2	Manufacturing Agreement dated as of February 9, 2007 between ASBCO and Coty US LLC
10.3	Registration Rights Agreement dated as of February 9, 2007 among the Registrant, Prencen, Prencen Lending and Watershed
10.4	Employment Agreement dated February 9, 2007 between the Registrant and Steven R. Scheyer
10.5	Employment Agreement dated February 12, 2007 between the Registrant and Joseph A. Falsetti
10.6	Lock-Up Agreement dated February 9, 2007 between the Registrant and Steven R. Scheyer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2007	ASCENDIA BRANDS, INC.

By:	/s/ John D. Wille
John D. Wille
Chief Financial Officer